CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05627) pertaining to the Consulting Agreements of Capital Brands, Inc. of our report dated October 27, 1995, with respect to the financial statements of CompScript, Inc. included in Capital Brands, Inc.'s Current Report on Form 8-K dated July 2, 1996, filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP
                                              --------------------------
                                              Ernst & Young LLP

West Palm Beach, Florida
June 26, 1996